APOGEE REPORTS SIGNIFICANT FY2015 Q4, FULL-YEAR SALES, EARNINGS GROWTH

•	Q4 revenues up 15 percent, EPS up 74%

•	FY15 revenues up 21 percent, EPS up 81%, adjusted EPS up 58%

•	Backlog of $491 million up 49% vs. prior year

•	FY16 outlook: 10-15% revenue growth, EPS of $2.05-$2.20

MINNEAPOLIS, MN (April 8, 2015) – Apogee Enterprises, Inc. (Nasdaq:APOG) today announced fiscal 2015 fourth-quarter and full-year results. Apogee provides distinctive solutions for enclosing commercial buildings and framing art.

FY15 FOURTH QUARTER VS. PRIOR-YEAR PERIOD

•	Revenues of $246.7 million were up 15 percent.

•	Operating income of $19.6 million was up 62 percent.

•	Earnings per share of $0.47 were up 74 percent.

•	Backlog of $490.8 million was up 49 percent.

•	Cash and short-term investments were $52.5 million.

FY15 FULL YEAR VS. PRIOR-YEAR PERIOD

•	Revenues of $933.9 million were up 21 percent.

•	Operating income of $63.6 million was up 58 percent.

•	Adjusted earnings per share of $1.50 were up 58 percent.

◦	Reported EPS was $1.72, including the $0.22 per share tax credit in the second quarter.

COMMENTARY
“Apogee’s growth engine continued in the fourth quarter as we again grew revenues in the double digits and income more than 50 percent,” said Joseph F. Puishys, Apogee chief executive officer. “Performance across the company was strong, with double-digit earnings and revenue growth in three of four segments.

“I am pleased with our fourth-quarter operating margin of 8 percent, up 240 basis points from the prior-year period, as we leverage the strong growth in our architectural markets and continue to improve productivity,” he said. “Backlog was up significantly from the prior year and essentially held at the high third-quarter level even as we grew fourth-quarter revenues 15 percent.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

“The full fiscal year was a similar story of strong revenue and earnings growth, driven by all segments. The architectural segments again outperformed commercial construction markets, and the large-scale optical segment showed impressive top-line growth and continued to deliver strong earnings,” said Puishys. “I’m pleased with our margin improvement, and that we grew cash and short-term investments by $24 million to $53 million.

“During the year, we made significant investments across the company for capability, capacity and productivity, including in our architectural glass business where we completed installation and startup of a new coater; with the coater startup, we earned a $0.22 per share tax credit in the second quarter,” he said. Other fiscal 2015 highlights, Puishys noted, were the continued progress on Apogee’s Lean initiative and the 10 percent cash dividend increase.

“We built our backlog significantly during the year, giving us momentum moving into fiscal 2016,” said Puishys. “We expect fiscal 2016 will continue our trend of double-digit top-line growth and very strong bottom-line growth.”

FY15 FOURTH-QUARTER SEGMENT AND OPERATING RESULTS VS. PRIOR-YEAR PERIOD

Architectural Glass

•	Revenues of $92.3 million were up 22 percent.

•	Operating income grew to $4.5 million, compared to $0.1 million.

◦	Operating margin expanded 480 basis points to 4.9 percent, compared to 0.1 percent.

•
As the U.S. non-residential construction sector strengthened, the architectural glass segment benefitted from operating leverage on volume growth, and improved pricing and productivity, somewhat offset by costs to restart the Utah factory.

Architectural Services

•	Revenues of $63.5 million were flat.

•	Operating income was $5.2 million, compared to $5.9 million.

◦	Operating margin was 8.1 percent, compared to 9.3 percent.

•	Given project timing and mix, the segment performed well.

Architectural Framing Systems

•	Revenues of $77.0 million were up 22 percent.

◦	All segment businesses had double-digit growth, excluding the currency impact on the Canadian storefront business.

•	Operating income of $4.8 million more than doubled from $1.9 million.

◦	Operating margin expanded 330 basis points to 6.3 percent, compared to 3.0 percent.

◦	Improvement resulted from leveraging volume growth across all segment businesses, and increased pricing in the U.S. storefront business.

Large-Scale Optical Technologies

•	Revenues of $22.7 million were up 18 percent, with strong sales of picture framing products.

•	Operating income of $6.0 million was up 15 percent from $5.2 million.

◦	Operating margin was 26.2 percent, compared to 27.0 percent.

•	Top- and bottom-line results benefitted from volume growth and strong product mix.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Consolidated Backlog

•	Backlog of $490.8 million was essentially flat to the backlog of $493.9 million in the third quarter, and up 49 percent from $329.6 million in the prior-year period.

◦	Approximately $393 million, or 80 percent, of the backlog is expected to be delivered in fiscal 2016, and approximately $97 million, or 20 percent, in fiscal 2017.

Financial Condition

•	Debt was $20.6 million, compared to $20.7 million in the prior-year period. Almost all the debt is long-term, low-interest industrial revenue bonds.

•	Cash and short-term investments totaled $52.5 million, compared to $28.7 million in the prior-year period.

•	Non-cash working capital was $97.5 million, compared to $82.0 million in the prior-year period.

•	Capital expenditures in fiscal 2015 were $27.2 million.

•	Depreciation and amortization in fiscal 2015 was $29.4 million.

OUTLOOK
“We are confident that Apogee will again achieve strong growth in fiscal 2016,” said Puishys. “We expect revenues to grow 10 to 15 percent, and earnings to increase to $2.05 to $2.20 per share.

“We are entering the year with a high level of backlog, which we expect will grow over the year,” he said. Puishys noted that backlog growth rates will likely moderate somewhat as growth in the architectural services segment, the largest contributor to backlog, is held to mid-single digits to focus on margin improvement.

“Our architectural markets are expected to again grow in the mid-double digits in fiscal 2016, and we continue to have robust bidding and award activity,” he said. “Together, these factors give us continued confidence in sustained growth for Apogee.”

He added that capital expenditures are anticipated to range from $45 to $50 million as Apogee invests to increase capabilities, capacity and productivity. The gross margin is expected to be approximately 24 percent.

“Our strategies to grow through new geographies, new products and new markets along with our focus on productivity and operational improvements are delivering results,” Puishys said. “We expect to surpass $1 billion in revenues in fiscal 2016 and to achieve a trailing 12-month operating margin of 10 percent midway through fiscal 2017. Longer term, our outlook is for revenues of $1.3 billion at 12 percent operating margin in fiscal 2018.”

TELECONFERENCE AND SIMULTANEOUS WEBCAST
Apogee will host a teleconference and webcast at 9 a.m. Central Time tomorrow, April 9. To participate in the teleconference, call 866-825-1709 toll free or 617-213-8060 international, access code 88669277. The replay will be available from noon Central Time on April 9 through midnight Central Time on April 16 by dialing 888-286-8010, access code 85611920. To listen to the live conference call over the internet, go to the Apogee web site at http://www.apog.com and click on “investor relations” and then the webcast link at the top of that page. The webcast also will be archived on the company’s web site.

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

ABOUT APOGEE ENTERPRISES
Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in four segments, with three of the segments serving the commercial construction market:

▪	Architectural Glass segment consists of Viracon, the leading fabricator of coated, high-performance architectural glass for global markets.

▪	Architectural Services segment consists of Harmon, Inc., one of the largest U.S. full-service building glass installation and renovation companies.

▪
Architectural Framing Systems segment businesses design, engineer, fabricate and finish the aluminum frames for window, curtainwall and storefront systems that comprise the outside skin of buildings. Businesses in this segment are: Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; Tubelite, a fabricator of aluminum storefront, entrance and curtainwall products; Alumicor, a fabricator of aluminum storefront, entrance, curtainwall and window products for Canadian markets; and Linetec, a paint and anodizing finisher of window frames and PVC shutters.

▪	Large-Scale Optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer primarily for the custom picture framing market.

USE OF NON-GAAP FINANCIAL MEASURES
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release and other company communications may also contain non-GAAP financial measures:

•	Adjusted earnings per share excludes benefit from the 48C tax credit of $0.22 per share recognized in the second quarter of fiscal 2015.

•	Backlog is defined as the dollar amount of revenues Apogee expects to recognize in the future from firm contracts or orders received, as well as those that are in progress.

•	Free cash flow is defined as net cash flow provided by operating activities, minus capital expenditures.

•
Non-cash working capital is defined as current assets, excluding cash and short-term available for sale securities, short-term restricted investments and current portion of long-term debt, less current liabilities.

•	The organic growth rate is defined as growth excluding that from Alumicor, Apogee’s Canadian storefront business.
Apogee believes that use of these non-GAAP financial measures enhances communications as they provide more transparency into management’s performance with respect to cash, current assets and liabilities, earnings per share and revenue growth without the extraordinary effect of recent acquisitions. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the reported operating results or cash flows from operations or any other measure of performance prepared in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) operational risks: i) the cyclical nature and market conditions of the North American and/or Latin American commercial construction industries, which impact our three architectural segments; ii) consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; iii) actions of competitors or new market entrants; iv) ability to fully and efficiently utilize production capacity; v) product performance, reliability, execution or quality problems; vi) installation project management issues that could result in losses on individual contracts; vii) changes in consumer and customer preference, or architectural trends and building codes; and viii) dependence on a relatively small number of customers in certain business segments; (B)

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

financial risks: i) revenue and operating results that are volatile; and ii) financial market disruption, which could impact company, customer and supplier credit availability; (C) self-insurance risk related to a material product liability or other event for which the company is liable; (D) cost of compliance with environmental regulations; and (E) potential impact on financial results if one or more senior executives were no longer active with the company. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended March 1, 2014.

(Tables follow)

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries
Consolidated Condensed Statement of Income
(Unaudited)
	Thirteen	Thirteen		Fifty-two	Fifty-two
	Weeks Ended	Weeks Ended	%	Weeks Ended	Weeks Ended	%
Dollar amounts in thousands, except for per share amounts	February 28, 2015	March 1, 2014	Change	February 28, 2015	March 1, 2014	Change

Net sales	$246,698	$214,417	15%	$933,936	$771,445	21%
Cost of goods sold	185,566	167,475	11%	725,392	606,193	20%
Gross profit	61,132	46,942	30%	208,544	165,252	26%
Selling, general and administrative expenses	41,485	34,837	19%	144,959	124,967	16%
Operating income	19,647	12,105	62%	63,585	40,285	58%
Interest income	247	234	6%	954	827	15%
Interest expense	150	286	(48)%	924	1,259	(27)%
Other (expense) income, net	(78)	(159)	51%	1,384	(87)	N/M
Earnings before income taxes	19,666	11,894	65%	64,999	39,766	63%
Income tax expense	5,779	3,856	50%	14,483	11,780	23%
Net earnings	$13,887	$8,038	73%	$50,516	$27,986	81%

Earnings per share - basic	$0.49	$0.28	75%	$1.76	$0.98	80%
Average common shares outstanding	28,773,973	28,614,742	1%	28,762,733	28,483,251	1%
Earnings per share - diluted	$0.47	$0.27	74%	$1.72	$0.95	81%
Average common and common equivalent shares outstanding	29,448,402	29,571,261	—%	29,374,250	29,373,886	—%
Cash dividends per common share	$0.1100	$0.1000	10%	$0.4100	$0.3700	11%

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Business Segments Information
(Unaudited)
	Thirteen	Thirteen		Fifty-two	Fifty-two
	Weeks Ended	Weeks Ended	%	Weeks Ended	Weeks Ended	%
	February 28, 2015	March 1, 2014	Change	February 28, 2015	March 1, 2014	Change
Sales
Architectural Glass	$92,333	$75,668	22%	$346,471	$293,810	18%
Architectural Services	63,504	63,531	—%	230,650	203,351	13%
Architectural Framing Systems	77,026	63,182	22%	298,395	216,059	38%
Large-scale Optical	22,723	19,210	18%	87,693	81,127	8%
Eliminations	(8,888)	(7,174)	(24)%	(29,273)	(22,902)	(28)%
Total	$246,698	$214,417	15%	$933,936	$771,445	21%
Operating income (loss)
Architectural Glass	$4,496	$79	N/M	$16,431	$3,861	326%
Architectural Services	5,163	5,880	(12)%	7,442	4,479	66%
Architectural Framing Systems	4,834	1,904	154%	21,808	14,930	46%
Large-scale Optical	5,964	5,180	15%	21,954	21,252	3%
Corporate and other	(810)	(938)	14%	(4,050)	(4,237)	4%
Total	$19,647	$12,105	62%	$63,585	$40,285	58%

Consolidated Condensed Balance Sheets
(Unaudited)

	February 28, 2015	March 1, 2014
Assets
Current assets	$298,975	$247,430
Net property, plant and equipment	193,540	193,946
Other assets	119,542	128,619
Total assets	$612,057	$569,995
Liabilities and shareholders' equity
Current liabilities	$149,028	$136,834
Long-term debt	20,587	20,659
Other liabilities	59,966	56,398
Shareholders' equity	382,476	356,104
Total liabilities and shareholders' equity	$612,057	$569,995

N/M = Not meaningful

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

Apogee Enterprises, Inc. & Subsidiaries
Consolidated Condensed Statement of Cash Flows
(Unaudited)
	Fifty-two	Fifty-two
	Weeks Ended	Weeks Ended
Dollar amounts in thousands	February 28, 2015	March 1, 2014

Net earnings	$50,516	$27,986
Depreciation and amortization	29,423	26,550
Stock-based compensation	4,793	4,661
Proceeds from new markets tax credit transaction, net of deferred costs	—	7,471
Other, net	334	(9,583)
Changes in operating assets and liabilities	(16,503)	(4,164)
Net cash provided by operating activities	68,563	52,921
Capital expenditures	(27,220)	(41,852)
Proceeds on sale of property	273	806
Acquisition of businesses and intangibles, net of cash acquired	—	(53,301)
Net sales of restricted investments	2,532	23,915
Net sales of marketable securities	804	26,458
Investments in life insurance	(864)	—
Net cash used in investing activities	(24,475)	(43,974)
Net proceeds from revolving credit agreement	126	—
Payments on debt	(50)	(10,082)
Shares withheld for taxes, net of stock issued to employees	(3,905)	710
Repurchase and retirement of common stock	(6,894)	—
Dividends paid	(12,071)	(10,764)
Other, net	3,021	2,560
Net cash used in financing activities	(19,773)	(17,576)
Increase (decrease) in cash and cash equivalents	24,315	(8,629)
Effect of exchange rates on cash	(595)	(673)
Cash and cash equivalents at beginning of year	28,465	37,767
Cash and cash equivalents at end of period	$52,185	$28,465

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com